CONSENT OF INDEPENDENT AUDITORS


     We consent to the inclusion of our report dated October 23, 1998 on the September 30, 1998 financial statements of the Chase Growth Fund, a series of Advisors Series Trust, which is attached as an Exhibit in the Registration Statement on Form N-1A of the Chase Growth Fund as filed with the Securities and Exchange Commission.

                                           /s/ McGladrey & Pullen, LLP

                                           MCGLADREY & PULLEN, LLP


New York, New York
January 10, 2000